Exhibit 99.9

NIC Supplier Talking Points

What We Announced

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As a valued partner, I wanted to reach out to you directly about important news regarding NIC. [This morning / Recently], we announced that we have entered into a definitive agreement to be acquired by Tyler Technologies.

•	This announcement marks an exciting next chapter in our history, and one that we believe will create significant value for our partners, stockholders and employees.

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Tyler provides essential back-office, mission-critical software systems and integrated technology services to local, state, and federal government agencies, including public administration, courts and public safety, health and human services, and K-12 education.

What This Means for Suppliers

•	We are confident this transaction will create value for all of NIC’s stakeholders.

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Our businesses are highly complementary, and by joining forces with Tyler, we will be able to further strengthen our position as a leading innovator in digital government software and services and payment processing solutions.

•	Importantly, Tyler has a history of honoring the core principles of the companies it acquires and investing in their continued growth.

Next Steps

•	In terms of next steps, the transaction is expected to close in the second quarter. Until then, NIC and Tyler remain separate companies and it is business as usual.

•	We expect the transition to be seamless for you and your day-to-day business contacts should remain the same for the foreseeable future.

•	We will seek to keep you updated as the process unfolds. If you have any questions, please feel free to reach out to me.

•	On behalf of the entire NIC team, I want to thank you for your continued partnership and support.

•	We value our relationship and look forward to continuing our work together in this new and exciting chapter.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or

“potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof.  Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of NIC’s proposed merger with Tyler Technologies, including the risks that (a) the proposed merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain NIC stockholder approval of the proposed merger, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (d) other conditions to the consummation of the proposed merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on Tyler Technologies or NIC or their respective businesses, including the risks that Tyler Technologies’ or NIC’s stock price may decline significantly if the proposed merger is not completed; (3) the effects that the announcement or pendency of the merger may have on Tyler Technologies or NIC and their respective business, including the risks that as a result (a) NIC’s business, operating results or stock price may suffer, (b) NIC’s current plans and operations may be disrupted, (c) NIC’s ability to retain or recruit key employees may be adversely affected, (d) NIC’s business relationships (including, customers and suppliers) may be adversely affected, or (e) NIC’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on NIC’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against NIC and others; (6) the risk that the proposed merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of NIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated or supplemented by subsequent reports that NIC has filed or files with the U.S. Securities and Exchange Commission (“SEC”).  Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Tyler nor NIC assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger involving Tyler Technologies and NIC.  In connection with the proposed merger, NIC plans to file a proxy statement with the SEC.  STOCKHOLDERS OF NIC ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION WITH TYLER TECHNOLOGIES THAT NIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by NIC at the SEC’s website at www.sec.gov.  Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on the Company’s Investor Relations website at ir.egov.com.

Participants in Solicitation

NIC and Tyler Technologies and their respective directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger.  Information regarding NIC’s directors and executive officers is available in its proxy statement filed with the SEC on March 12, 2020.  Information regarding Tyler Technologies’ directors and executive officers is available in its proxy statement filed with the SEC on April 1, 2020.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).  These documents can be obtained free of charge from the sources indicated above.